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                                WITHDRAWAL LETTER

                                   TO WITHDRAW

                      PREVIOUSLY TENDERED OPTIONS UNDER THE

                ACI HOLDING, INC. 1994 STOCK OPTION PLAN AND THE

                     TRANSACTION SYSTEMS ARCHITECTS, INC.

              1996 STOCK OPTION PLAN AND 1999 STOCK OPTION PLAN

                                 PURSUANT TO THE

                      OFFER TO EXCHANGE DATED AUGUST 1, 2001

                   THE WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                    OMAHA, NEBRASKA TIME, ON AUGUST 28, 2001,
                          UNLESS TSA EXTENDS THE OFFER

To:      Transaction Systems Architects, Inc.
         224 South 108th Avenue
         Omaha, Nebraska  68154
         Attn:  Mary Ramsdell

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated August 1, 2001, my Acceptance Letter and this Withdrawal Letter, I hereby withdraw the tender of all of my eligible options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To Transaction Systems Architects, Inc.:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated August 1, 2001 and my Acceptance Letter dated ___________, 2001, I tendered to Transaction Systems Architects, Inc. ("TSA"), options to purchase shares of its Class A common stock, par value $.0005 (the "common stock"), outstanding under the ACI Holding, Inc. 1994 Stock Option Plan and the Transaction Systems Architects, Inc. 1996 Stock Option Plan and 1999 Stock Option Plan on August 28, 2001 in exchange for new options. Pursuant to the terms and subject to the conditions of the offer, I understand that I can withdraw the tender of the options I tendered pursuant to the offer prior to 11:59 p.m., Omaha, Nebraska time, on August 28, 2001, unless TSA has extended the period of time the offer will remain open. In addition, unless TSA accepts the options I tendered before 11:59 p.m., Omaha, Nebraska time, on September 26, 2001, I understand that I may withdraw the options I tendered at any time after September 26, 2001. Accordingly, under the terms and subject to the conditions set forth in the offer and this Withdrawal Letter, I, the undersigned, hereby withdraw the tender of all the options I tendered pursuant to the offer.

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         I understand and acknowledge that:

         (1) I may not rescind my withdrawal and the tendered options that I hereby withdraw will be deemed not properly tendered for purposes of the offer unless I re-tender those options prior to August 28, 2001 by following the procedures described in Section 3 of the Offer to Exchange.

         (2) I must withdraw all of my tendered options; I may not withdraw only a portion of my tendered options. Upon withdrawal of my tendered options, I understand that all such options shall remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

         (3) Neither TSA nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. TSA will determine, in its discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. TSA's determination of these matters will be final and binding.

         (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.

         (5) I agree to all of the terms and conditions of the offer and this Withdrawal Letter.


                                  INSTRUCTIONS

         1. Method of Delivery of Withdrawal Letter. To withdraw the tender of the tendered options, the signed signature page of this Withdrawal Letter must be received by TSA at its address set forth on the front cover of this Withdrawal Letter on or prior to August 28, 2001. A properly signed paper copy of the signature page of this Withdrawal Letter must be delivered by external mail.

DELIVERY OF ALL DOCUMENTS, INCLUDING THIS WITHDRAWAL LETTER, TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 WILL NOT CONSTITUTE A VALID DELIVERY. TSA WILL NOT ACCEPT DELIVERY BY FACSIMILE, E-MAIL, OR ANY FORM OF INTEROFFICE MAIL.

THE METHOD BY WHICH YOU DELIVER THIS WITHDRAWAL LETTER IS AT YOUR ELECTION AND RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY TSA. TSA RECOMMENDS THAT YOU USE A COURIER SERVICE OR REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT


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YOU PROPERLY INSURE THE DOCUMENT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME
TO ENSURE TIMELY DELIVERY.

         2. Signatures on this Withdrawal Letter. This Withdrawal Letter must be completed and signed in the same name that appears on the Acceptance Letter previously submitted by the eligible employee who tendered the tendered options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

                              SIGNATURE OF OWNER


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                              Name:
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                              Capacity:
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                              Tax ID/SSN:
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                              Date:
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                              Address:
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                              Telephone No.:
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